UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2024 (October 2, 2024)

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American LLC
	EFR	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously reported in a Current Report on Form 8-K dated October 3, 2024, EFR Australia Pty Ltd ("EFR"), a wholly owned subsidiary of Energy Fuels Inc. (the "Company" or "Energy Fuels" or "we" or "us" or "our"), completed the acquisition of all of the fully paid ordinary shares (the "Transaction") of Base Resources Limited ("Base Resources") on October 2, 2024 (the "Implementation Date") pursuant to a Scheme Implementation Deed dated April 21, 2024 by and among the Company, EFR and Base Resources (the "Deed").

The purpose of this Form 8-K is to provide additional disclosure required by Form 8-K in connection with the closing of the Transaction on October 2, 2024 (the "Closing").

Item 3.02 Unregistered Sales of Equity Securities.

At the Closing of the Transaction, the Company issued an aggregate of 31,920,983 common shares to holders of ordinary shares of Base Resources. Such issuance was exempt from the registration requirements of the United States Securities Act of 1933, as amended, under Section 3(a)(10) thereof.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Offices; Compensatory Arrangements of Certain Officers.

Michael Stirzaker

Effective upon Closing, the Company appointed Michael Stirzaker, former Chair of the Base Resources Board of Directors (the "Base Resources Board"), to the Board of Directors of Energy Fuels (the "Board"). It is anticipated that Mr. Stirzaker will be appointed by the Board to serve as a member of its Audit Committee, pending confirmation that all applicable independence requirements are satisfied. Mr. Stirzaker was nominated for appointment to the Board by Base Resources in accordance with a provision of the Deed stipulating that, with effect on and from the Implementation Date and subject to all necessary regulatory approvals, Energy Fuels must invite one then-existing director of the Base Resources Board as identified to it in writing to serve on the Board, pending the satisfaction of certain specified independence and securities laws requirements.

Mr. Stirzaker has over 30 years of commercial experience, mainly in mining finance and mining investment. He began his career in Sydney as a Chartered Accountant with KPMG before moving into investment banking with the HSBC Group and then Kleinwort Benson Limited in London. From 1993 to 2007, he was part of the natural resource advisory and investment firm, RFC Group Limited, where he became Joint Managing Director. He has also been a shareholder and director of Tennant Metals Pty. Limited, a privately owned physical metal trader and investor, was the finance director of Finders Resources Limited, an ASX listed company producing copper in Indonesia, and was a non-executive director of Prodigy Gold NL, an ASX listed gold exploration company. From 2010 until 2019, Mr. Stirzaker was a partner with private equity mining fund manager, Pacific Road Capital Management. The Pacific Road Resources Fund II was a major shareholder of Base Resources. Mr. Stirzaker is also a non-executive director of Southern Palladium Ltd.

Mr. Stirzaker is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

There is no material plan, contract or arrangement (whether or not written) entered into between the Company and Mr. Stirzaker relating to his appointment to the Board, and, as of this Current Report, Mr. Stirzaker has not received any grant or award or any modification thereto, under any such plan, contract or arrangement in connection with his appointment, other than the normal cash fees and equity awards payable to the Company's directors.

Tim Carstens

Also effective upon Closing, the Company appointed Tim Carstens, age 57, then Managing Director of Base Resources, as the new Executive Vice President, Heavy Mineral Sands Operations of Energy Fuels.

Mr. Carstens is an experienced mining executive with a career spanning more than 20 years in senior resources-sector roles, both in Australia and overseas, with Perilya Limited, North Limited, Robe River Iron Associates, Iron Ore Company of Canada and St Barbara Mines Limited. A chartered accountant by profession, he has strong experience in all aspects of business strategy development and implementation, acquisitions and divestments, debt and equity financing, organizational development and operational performance. He was the Managing Director of Base Resources from the Company's inception in May 2008 to Closing. Mr. Carstens is a non-executive director of the Australia-Africa Minerals and Energy Group ("AAMEG"), the peak body representing Australian companies engaged in the development of Africa's resource industry. He was Chair of AAMEG from 2016 to 2021.

There are no family relationships existing between Mr. Carstens and any executive officer or director of the Company. Mr. Carstens is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

There is no material plan, contract or arrangement (whether or not written) entered into between the Company and Mr. Carstens relating to his appointment as the Company's Executive Vice President, Heavy Mineral Sands Operations, and, as of this Current Report, Mr. Carstens has not received any grant or award, or any modification thereto, under any such plan, contract or arrangement in connection with his appointment, other than an aggregate of 159,594 restricted stock units ("RSUs") as a retention incentive and to compensate for the number of shares issuable under the performance rights that Mr. Carstens held in Base Resources but forfeited in connection with the Transaction. Such RSUs fully vest on October 2, 2025, being the first anniversary of the Closing of the Transaction. An additional grant of RSUs having a value of Mr. Carsten’s 2024 base salary, effective as of Closing, prorated for his time employed with the Company in 2024 are expected to be issued and priced in January 2025 and will vest as to 50% on January 27, 2026, 25% on January 27, 2027 and 25% on January 27, 2028.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

October 8, 2024	By: /s/ David C. Frydenlund
David C. Frydenlund
Executive Vice President, Chief Legal Officer and Corporate Secretary